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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

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
/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
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                             AMSERV HEALTHCARE INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

          June 2, 1995
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                             AMSERV HEALTHCARE INC.


Dear Stockholder,

Please accept our thanks for sending in your Revocation of Consent Card.

To avoid the possibility of the validity of your Revocation of Consent being challenged or disqualified for the reason(s) indicated below, we are requesting that you sign, date and mail the enclosed new Revocation of Consent Card with the correction indicated below in the self-addressed envelope provided for your convenience. This Revocation of Consent will automatically revoke any previous revocation when it is returned to us.

/ / Your previous Revocation of Consent was unsigned. (If signing as attorney, executor, administrator, personal representative of the estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

/ / Your previous Revocation of Consent was undated. (Please date, sign and return the new Revocation of Consent Card in the enclosed envelope.)

/ / Your previous Revocation of Consent omitted your title or authority. (If signing as attorney, executor, administrator, personal representative of the estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

/ / Your previous Revocation of Consent, as signed, did not conform to the name shown on the Revocation. (Please date and sign this Revocation of Consent Card exactly as the registration appears on the revocation, including your full title if signing other than in an individual capacity.) If the registration is in the name of a custodian for the benefit of a minor, the custodian must sign and indicate their capacity. If you are a beneficiary 18 years or older, you may sign as long as you indicate your age.

/ / Your Previous Revocation of Consent was not signed by all joint owners. (If shares are registered in the name of more than one person, each such person should sign the Revocation of Consent Card. If a joint tenant is deceased, please indicate that you are the surviving joint owner.)

/ /     Other __________________________________________________________________
        ________________________________________________________________________

Since time is of the essence, we would greatly appreciate your signing, dating and mailing the enclosed Revocation of Consent Card as soon as possible. Please mail it in the envelope provided for your convenience. Once again, we greatly appreciate your support.


Sincerely,



AMSERV HEALTHCARE INC.